Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350
     In connection with the Quarterly Report of National Dentex Corporation (the “Company”) on Form 10-Q for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David L. Brown, President, Chief Executive Officer, and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ David L. Brown

David L. Brown
President, Chief Executive Officer and Director
May 10, 2006